January 24, 2006

For further information,

Contact: James L. Ryan

Bank of Walnut Creek

(925) 932-5353 Ext. 200

Walnut Creek, CA . . .

BWC FINANCIAL CORP. DECLARES CASH DIVIDEND

BWC Financial Corp. announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share, an increase of $0.01 per share over last quarter’s dividend, to be distributed on or about February 13, 2006, to shareholders of record as of February 3, 2006.

BWC Financial Corp. is the holding company for Bank of Walnut Creek and BWC Mortgage Services.

Founded in 1980, Bank of Walnut Creek’s headquarters and main office are at 1400 Civic Drive, Walnut Creek. Additional branch offices are in Orinda, San Ramon, Danville, Pleasanton, and Livermore, with a regional commercial banking office in San Jose. BWC Mortgage Services, with headquarters at 3130 Crow Canyon Place in San Ramon, has mortgage consultants in each of the Bank’s branch offices and additional offices in Walnut Creek, Concord, Tahoe City, Monterey, Tracy, Reno and Las Vegas.

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Nasdaq: BWCF

http://www.bowc.com